                             SCHEDULE 14C INFORMATION

                  INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]  Preliminary Information Statement      [ ]  Confidential, for Use of the
[X]  Definitive Information Statement            Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))



                           EN POINTE TECHNOLOGIES, INC.
                 ------------------------------------------------
                    (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------
          (5)  Total fee paid:

          ----------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          ----------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------
          (3)  Filing Party:

          ----------------------------------------------------------------
          (4)  Date Filed:

          ----------------------------------------------------------------

                          EN POINTE TECHNOLOGIES, INC.
                   100 NORTH SEPULVEDA BOULEVARD, 19TH FLOOR
                          EL SEGUNDO, CALIFORNIA 90245


               NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS


To the Stockholders of En Pointe Technologies, Inc.:

      The Board of Directors of En Pointe Technologies, Inc. (the "Company") has taken action to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is more fully described in the attached Information Statement.

      A total of five stockholders holding an aggregate of approximately 51% of the issued and outstanding shares of the Company's Common Stock, $.001 par value (the "Common Stock"), have also approved in writing the amendment to the Purchase Plan. The adoption and approval by the stockholders of the Company shall not become effective until October 18, 1999, which date is at least twenty (20) days after the mailing of the enclosed Information Statement.

      Your consent to the amendment to the Purchase Plan is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Section 228 of the Delaware General Corporation Law and pursuant to the Securities Exchange Act of 1934 (the "1934 Act") of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the addition of 250,000 authorized shares to the Purchase Plan.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                  By Order of the Board of Directors

                                  Naureen Din
                                  Secretary

El Segundo, California
September 24, 1999

                           EN POINTE TECHNOLOGIES, INC.
                     100 NORTH SEPULVEDA BOULEVARD, 19TH FLOOR
                           EL SEGUNDO, CALIFORNIA 90245


                   INFORMATION STATEMENT RELATING TO THE APPROVAL
                OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
                ---------------------------------------------------


           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY


            THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT
                              IS SEPTEMBER 24, 1999


      This Information Statement is being furnished by En Pointe Technologies, Inc., a Delaware corporation (the "Company" or "En Pointe"), to the holders of the Company's Common Stock, $.001 par value (the "Common Stock"), in connection with the approval and adoption of an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The amendment is to increase the number of shares subject to the Purchase Plan from 250,000 to 500,000 (the "Amendment").

      The Board of Directors of the Company has taken action to approve and adopt the Amendment to the Purchase Plan, which requires the approval by the affirmative vote of a majority of the outstanding shares of the Common Stock for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which imposes a $1 million compensation deduction limitation) and Section 423 of the Code (which provides for the grant of stock options by a company pursuant to an "employee stock purchase plan"). A total of five stockholders holding approximately 51% of the issued and outstanding shares of the Company's Common Stock consented in writing to the approval and adoption of the Amendment to the Purchase Plan.

      Accordingly, all corporate actions necessary to approve and adopt the Amendment to the Purchase Plan have already been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), the approval and adoption of the Amendment to the Purchase Plan by the stockholders of the Company will not become effective until October 18, 1999, which date is at least twenty (20) days after the Company has mailed this Information Statement to the stockholders of the Company.

      The Company has asked brokers and other custodians as well as fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

      THE AMENDMENT TO THE PURCHASE PLAN HAS BEEN APPROVED AND ADOPTED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      The executive offices of the Company are located at 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245. All holders of the Common Stock of record at the close of business on September 17, 1999 will receive this Information Statement.

                              VOTING SECURITIES

      A total of five stockholders holding approximately 51% of the issued and outstanding shares of Common Stock approved the amendment to the Purchase Plan by means of written consent on August 15, 1999. As of August 15, 1999, the Company had 5,934,635 shares of Common Stock outstanding. The Board of Directors has fixed the close of business on September 17, 1999 as the record date for the determination of stockholders entitled to receive this Information Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 31, 1999 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

                                       SHARES BENEFICIALLY OWNED (1)

NAME OF BENEFICIAL OWNER(1)              NUMBER            PERCENTAGE
--------------------------             ----------          ----------

Attiazaz "Bob" Din(2)................     781,952              13.0%
Naureen Din(3).......................     603,652              10.1
Zubair Ahmed(4)......................     885,496              14.9
Mark Briggs(5).......................      13,001                *
Verdell Garroutte(6).................      19,501                *
Susan Bailey.........................           0               ---
Javed Latif(7).......................     108,750               1.8
Kevin Schatzle(8)....................     107,144               1.8
Ellis Posner(9)......................      42,860                *
Ali Mohyuddin Din(10)................     311,551               5.2
Mediha M. Din(10)....................     311,551               5.2
All executive officers and directors
  as a group (11 persons)(11)........   2,590,808              41.1


--------------------------
   *    Less than 1%.

        (1) Applicable percentage of ownership at August 31, 1999, is based upon 5,949,135 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 31, 1999 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

        (2) Includes 50,000 shares issuable upon exercise of options within 60 days of August 31, 1999. Does not include 603,652 shares of Common Stock owned by Naureen Din. Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. Does not include 311,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mrs. Din's minor child, or 311,551 shares of Common Stock owned of record by Ali Din, Mr. and Mrs. Din's adult son. The address of Mr. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

        (3) Does not include 781,952 shares of Common Stock owned by Bob Din. Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. However, Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. Does not include 311,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mrs. Din's minor child, or 311,551 shares of Common Stock owned of record by Ali Din, Mr. and Mrs. Din's adult son. The address of Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

        (4) The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

        (5) Includes 5,001 shares issuable upon exercise of options within 60 days of August 31, 1999.

        (6) Includes 15,001 shares issuable upon exercise of options within 60 days of August 31, 1999.

        (7) Includes 108,750 shares issuable upon exercise of options within 60 days of August 31, 1999.

        (8) Includes 107,144 shares issuable upon exercise of options within 60 days of August 31, 1999.

        (9) Includes 42,860 shares issuable upon exercise of options within 60 days of August 31, 1999.

        (10) Ali Mohyuddin Din and Mediha M. Din are the children of Bob and Naureen Din. The address of such stockholders is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

        (11) Includes 357,208 shares issuable upon exercise of options within 60 days of August 31, 1999.

                              EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows the cash compensation paid or accrued to the most highly compensated executive officers of the Company (the "Named Executive Officers"), whose total annual salary and bonus exceeded $100,000 for the fiscal years ended September 30, 1998, 1997 and 1996.


                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                                ------
                                               ANNUAL COMPENSATION (1)                    SECURITIES UNDERLYING
                                               -----------------------
                                      FISCAL
NAME AND PRINCIPAL POSITION            YEAR      SALARY         BONUS         OTHER            OPTIONS (#)
---------------------------           ------     ------        -------       -------           -----------

Attiazaz "Bob" Din (2)..............   1998    $500,000         -----         -----               -----
    Chairman of the Board and          1997     437,500      $202,864(3)      -----              50,000
    Chief Executive Officer            1996     381,280         -----

Susan Bailey (4)....................   1998    $250,000       $62,500         -----               -----
    President                          1997      20,833         -----         -----             275,000

Javed Latif (5).....................   1998    $168,422       $73,019(6)      -----              25,000
    Chief Financial Officer and        1997     151,000        81,001(6)      -----              50,000
    Executive Vice President           1996     125,833       126,300         -----              50,000

Kevin Schatzle......................   1998    $150,000      $395,418(7)      -----              20,000
    Senior Vice President              1997     150,000       689,860(8)      -----              50,000
                                       1996     142,500       190,330         -----              50,000

Ellis Posner........................   1998    $158,026      $120,500(9)    $41,500(10)          50,000
    Senior Vice President of Sales     1997     123,000       106,094(9)      -----              10,000
                                       1996     120,000        62,515         -----              15,000


-------------------------
(1) Does not include the value of prerequisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Mr. Din was appointed Chief Executive Officer in January 1996 and became President of the Company on January 8, 1999.

(3) Consists of a bonus payment payable pursuant to an April 1997 amendment to Mr. Din's employment agreement. See "--Employment Agreements."

(4)  Ms. Bailey resigned as the President of the Company on January 8, 1999.

(5)  Mr. Latif became Chief Financial Officer of the Company on January 1, 1999.

(6) Consists of a bonus payment payable pursuant to the establishment of a bonus plan for Mr. Latif in May 1997.

(7)  Includes $374,583 of sales commission payments.

(8)  Includes $627,860 of sales commission payments.

(9) Consists of a bonus payment payable pursuant to Mr. Posner's employment agreement. See "--Employment Agreements."

(10) Other compensation consists of unaccountable allowances for auto ($9,000) and expenses ($32,500).

OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth stock options granted to the Named Executive Officers during fiscal 1998:



                                         INDIVIDUAL GRANTS
                     -------------------------------------------------------
                                    PERCENT OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                         NUMBER         OPTIONS                                      ASSUMED ANNUAL RATES OF
                     OF SECURITIES    GRANTED TO                                   STOCK PRICE APPRECIATION FOR
                       UNDERLYING      EMPLOYEES                                            OPTION TERM
                        OPTIONS         IN LAST       EXERCISE    EXPIRATION    ----------------------------------
    NAME                GRANTED       FISCAL YEAR      PRICE         DATE               5%              10%
    ----             -------------  ----------------  --------    ----------    ----------------  ----------------

Attiazaz "Bob" Din......  -----          -----        $ -----        -----            $   -----       $    -----
Susan Bailey............  -----          -----          -----        -----                -----            -----
Javed Latif............. 25,000            6.0           7.81         8/08              122,831          311,278
Kevin Schatzle.......... 20,000            4.8           7.81         8/08               98,265          249,022
Ellis Posner............ 50,000           12.0           7.81         8/08              245,662          622,556


FISCAL 1998 YEAR-END OPTION VALUES


                                        NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT                    IN-THE-MONEY
                                                FISCAL YEAR END                OPTIONS AT FISCAL YEAR END(1)
                                        -------------------------------       -------------------------------
     NAME                               EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
     ----                               -----------       -------------       -----------       -------------

Attiazaz "Bob" Din.....................   33,334             16,666           $   -----         $       -----
Susan Bailey...........................  183,333             91,667               -----         $       -----
Javed Latif............................   83,334             41,666           $  23,750         $       -----
Kevin Schatzle.........................   83,334             36,666           $  23,750         $       -----
Ellis Posner...........................   21,666             53,333           $   4,750         $       -----


------------------------------
(1) Based on a per share price of $6.875, the closing price of the Common Stock as reported on the Nasdaq National Market on September 30, 1998.

STOCK OPTION AND PURCHASE PLANS

1996 STOCK INCENTIVE PLAN

       The En Pointe Technologies, Inc. 1996 Stock Incentive Plan (the "Incentive Plan") was adopted by the Company's Board of Directors and stockholders in March 1996 and provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory options and rights to purchase Common Stock. Incentive stock options may be granted only to employees of the Company and its subsidiaries. Nonstatutory options and rights to purchase Common Stock may be granted to employees and consultants to the Company and its subsidiaries. A participant may not receive a grant of an option for or the right to purchase more than 275,000 shares of Common Stock in any calendar year period. As amended, the Incentive Plan authorizes up to 1,260,000 shares of the Company's Common Stock for issuance. If options or rights to purchase are forfeited or any shares of Common Stock are required by the Company pursuant to an option or right to purchase agreement, those shares are again available for grant under the Incentive Plan. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which has sole discretion and authority, consistent with the provisions of the Incentive Plan, to determine which eligible participants will receive options and/or purchase rights, the time when options and/or purchase rights will be granted, the terms of options and/or purchase granted and the number of shares which will be subject to options and/or purchase rights granted under the Incentive Plan. However, there is a formula grant to non-employee directors. As of August 31, 1999 there were 1,077,056 options outstanding under the Incentive Plan. Of the outstanding options, 537,197 were exercisable as of August 31, 1999.

       The exercise price of incentive stock options is determined by the Compensation Committee, but which must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonstatutory options shall have such exercise price as determined by the Compensation Committee, but which shall not be less than 80% of the fair market value per share of Common Stock on the date the option is granted.
The Compensation Committee has the authority to determine the time or times at which options granted under the Incentive Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to holders of incentive stock options who own at least 10% of the outstanding Common Stock). Options and purchase rights are nontransferable, other than upon death by will or the laws of descent and distribution.

      A right to purchase Common Stock gives the offeree the right to purchase a number of shares of Common Stock for a period and at a price (which may be less than fair market value) all as determined by the Compensation Committee, and subject to such other terms, conditions and restrictions as are established by the Compensation Committee and set forth in the applicable stock purchase agreement. As of August 31, 1999, no rights to purchase Common Stock had been granted under the Incentive Plan.

      In the event of a "change in control" of the Company, all outstanding options and rights to purchase Common Stock will become fully vested and immediately exercisable. A change in control means generally (i) the acquisition by a person or group of more than 50% of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the survivor, (iii) the sale or disposition of substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) or reverse merger in which more than 50% of the combined voting power of the Company's outstanding securities are transferred.

      The Board of Directors may, in its discretion, amend or terminate the Incentive Plan. However, no amendment or termination may adversely affect a participant's rights as to prior grants. The Incentive Plan shall terminate in any event on March 1, 2006.

EMPLOYEE STOCK PURCHASE PLAN

      The En Pointe Technologies, Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and stockholders in March 1996 and, as amended, covers an aggregate of 500,000 shares of Common Stock. The Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, is implemented by six-month offerings with purchases occurring at six-month intervals. The Purchase Plan is administered by the Compensation Committee. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week, are customarily engaged for more than five months per calendar year and if they have been employed by the Company or a designated subsidiary for at least 90 days. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee's annual compensation. The maximum number of shares of Common Stock that an employee may purchase during any offering period is 2,500 and during any calendar year is $25,000 (determined using the fair market value at the grant date). The price of Common Stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period or the applicable purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect shares previously purchased under the Purchase Plan, and amendments which (i) increase the number of shares that may be issued under the Plan,
(ii) materially modify eligibility requirements or (iii) materially increase the benefits accruing to participants, must have stockholder approval. The Purchase Plan will terminate on October 31, 2006.

EMPLOYMENT AGREEMENTS

      Mr. Din's employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997. This agreement provides for an annual base salary of $500,000, plus, beginning in April 1997, a bonus equal to 3.5% of the Company's pre-tax net income (if $4.5 million or greater) and terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. However, Mr. Din's agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

       In fiscal 1996, the Company entered into employment agreements with each of Javed Latif and Kevin Schatzle. Each of these agreements has a five-year term ending in 2001, with an automatic three-year extension. Mr. Latif's and Mr. Schatzle's agreements provide for annual base salaries of $151,000 and $150,000, respectively. Mr. Schatzle receives an additional 10% of the applicable GMD as commission on all business generated from the IBM account and the Northrop Grumman account. Beginning in April 1997, Mr. Latif became entitled to a quarterly bonus equal to 2.5% of the Company's pre-tax net income in that quarter beginning on July 1, 1997. In addition, each of Mr. Latif and Mr. Schatzle is entitled to receive a minimum of four weeks annual vacation, an automobile allowance of at least $1,500 per month as well as medical and disability insurance. The Board of Directors may also, at its discretion, award each of Mr. Latif and Mr. Schatzle a bonus, with such bonus to be paid consistent with executive bonus programs of the Company, if any, in existence during any of Mr. Latif's or Mr. Schatzle's period of employment with the Company. These agreements also provide for severance payments consisting of twelve months' salary in the event that the Company terminates either of Mr. Latif's or Mr. Schatzle's employment without "cause" (as defined in each of Mr. Latif's or Mr. Schatzle's employment agreement) or if either of Mr. Latif or Mr. Schatzle terminates his employment with the Company for "good reason" (as defined in each of Mr. Latif's and Mr. Schatzle's employment agreement). These agreements may be terminated by the Company with or without "cause." These agreements contain additional provisions regarding benefits and dispute resolution.

       In September 1997, the Company entered into an employment agreement with Susan Bailey, the Company's President. Ms. Bailey's agreement provides for an annual base salary of $250,000. In addition, Ms. Bailey is entitled to a bonus of $31,250 per fiscal quarter in which the Company meets or exceeds certain financial targets. In addition, Ms. Bailey is entitled to four weeks paid vacation per year, an accountable expense allowance, an automobile allowance not to exceed $1,500 per month, and certain other employee benefits, such as medical and disability insurance. Ms. Bailey is entitled to a guaranteed quarterly bonus of $25,000 per quarter for the first and second fiscal quarters of her employment with the Company. Ms. Bailey was also granted a stock option to purchase 275,000 shares of Common Stock at an exercise price of $14.38, which was the fair market value of the Common Stock on September 2, 1997, the date the option was granted. Ms. Bailey's option becomes exercisable with respect to one-third (1/3) of the shares subject to such option on December 2, 1997, one-third (1/3) of the shares on June 2, 1998 and one-third (1/3) of the shares on December 2, 1999.

       Ms. Bailey resigned as President on January 8, 1999. As part of her separation agreement, she was paid a severance of $375,000. Under the terms of her agreement, Ms. Bailey is prohibited from competing with the Company for a period of eighteen (18) months following the date of her termination. The agreement contains additional provisions regarding benefits and dispute resolution.

       Effective October 1, 1997, the Company entered into an employment agreement with Ellis Posner, pursuant to which Mr. Posner is entitled to receive an annual salary of $149,000 plus a monthly draw of $7,583 against any bonus payable to Mr. Posner, an accountable expense allowance, an automobile allowance of $1,000 per month, up to three weeks of paid vacation per year and certain other employee benefits such as medical and disability insurance. Mr. Posner is entitled to a quarterly bonus based upon the number of new sales offices opened each quarter, a guaranteed quarterly bonus of $25,000 and a quarterly bonus based upon the Company meeting certain revenue targets. Mr. Posner's employment agreement is scheduled to terminate on October 1, 2000. The agreement may be terminated by the Company with or without "cause" by written notice of the Company. In the event the Company terminates his employment without "cause" or if Mr. Posner terminates his agreement for "good reason," the Company shall pay a cash severance payment equal to twelve (12) months' total base salary. Under the terms of the agreement, Mr. Posner is prohibited from competing with the Company for a period of twelve (12) months following the date of his termination. The agreement contains additional provisions regarding benefits and dispute resolution.

OTHER COMPENSATION ARRANGEMENTS

401(k) PLAN

       Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $9,500 in 1998 (subject to adjustment annually as provided in the Code). The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and nonforfeitable at all times.

DIRECTORS' COMPENSATION

       The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Company's Compensation Committee during the fiscal year ended September 30, 1998 consisted of Mark Briggs and Verdell Garroutte, neither of whom has served as an executive officer or employee of the Company or any of its subsidiaries through September 30, 1998.

     AMENDMENT TO THE STOCK PURCHASE PLAN TO INCREASE THE TOTAL
NUMBER OF SHARES PURCHASABLE UNDER THAT PLAN FROM 250,000 TO 500,000 SHARES

INTRODUCTION

       On May 6, 1999, the Board of Directors approved the Amendment to the Purchase Plan, which amended the Purchase Plan to increase the authorized number of shares of Common Stock purchasable thereunder by 250,000 shares and to reserve the additional shares for purchase under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 500,000. On August 15, 1999, the holders of a majority of the outstanding shares of Common Stock approved the Amendment to the Purchase Plan by means of written consent. Thus, the other stockholders are not required to vote on the approval of the Amendment to the Purchase Plan.

       The following description of the Purchase Plan is being provided for informational purposes only. Copies of the Purchase Plan can be obtained by writing the Secretary, En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

DESCRIPTION OF THE PURCHASE PLAN

       The Purchase Plan, as amended, currently authorizes up to 500,000 shares of Common Stock for purchase under its terms. The Purchase Plan allows eligible employees of the Company to subscribe for and purchase shares of the Company's Common Stock directly from the Company at a discount from the market price in installments through payroll deductions. The Purchase Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of ERISA. The Purchase Plan is designed to be an employee stock purchase plan under Section 423 of the Code, providing the participants the benefits afforded under Code Section 421. As of September 1, 1999, approximately 540 persons were eligible to participate in the Purchase Plan.

       The Compensation Committee of the Board of Directors administers the Purchase Plan (the "Administrator"). Subject to the specific provisions of the Purchase Plan, the Administrator has the full and final authority to construe, interpret and implement the Purchase Plan, and to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan. Each employee of the Company who is customarily engaged, on a regularly-scheduled basis of more than twenty hours per week for more than five months per calendar year and who has been employed by the Company for at least 90 days prior to the date an offering is made under the Purchase Plan is eligible to become a participant in the Purchase Plan (an "Eligible Employee"). Employees who own, or immediately after an offering under the Purchase Plan would be deemed to own (under Section 425(d) of the Code) shares of the Company's stock possessing 5% or more of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company) are ineligible to participate in the Purchase Plan. For purposes of this calculation, shares of Common Stock which an employee may purchase under outstanding stock options shall be treated as stock owned by the employee. No employee shall be entitled to purchase stock under the Purchase Plan in an amount which would permit his or her rights (under the Purchase Plan and any similar plans of the Company, including any parent or subsidiary corporations of the Company) to accrue at a rate which exceeds $25,000 in fair market value (as set forth below), determined as of the "Offering Date" (as defined below), for each calendar year in which the employee participates in the Purchase Plan.

       Each offering under the Purchase Plan will commence on such date (the "Offering Date") and continue for such period (the "Offering Period") as the Administrator shall designate from time to time. Unless the Administrator designates otherwise, offerings will be made twice per year and each Offering Period shall be for a period of six (6) months. Each employee who will have satisfied the eligibility requirements of the Purchase Plan as of an Offering Date may become a participant for that particular Offering Period upon his or her completion and delivery to the Company of a completed subscription agreement. Each eligible employee must complete a subscription agreement for each Offering Period in which such employee wishes to participate. Each subscription agreement shall authorize the Company to withhold a percentage of the participant's base pay through regular payroll deductions during the applicable Offering Period, and the amount withheld shall be credited to the participant's account for payment for the shares to be purchased. Subject to the other limitations contained in the Purchase Plan, a participant may elect to have withheld from his or her paycheck a percentage of his or her "Compensation" (as defined below) during an Offering Period, up to a maximum of 20%. A participant may elect to increase, decrease or terminate his or her level of participation during each Offering Period by filing the requisite form with the Human Resources Department prior to the last day of the applicable Offering Period. All payroll deductions previously made during such Offering Period will be refunded as soon as possible to the participant without the payment of any interest. A participant who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period but may re-enroll to participate in subsequent Offering Periods by executing and delivering a new Stock Purchase Agreement.

       The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an Offering Period under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the Grant Date or (2) 85% of the fair market value of a share of Common Stock on the last day of the Offering Period (the "Purchase Date"). The fair market value of the Common Stock shall be the closing sale price of the Common Stock as reported on the Nasdaq National Market System or, if the Common Stock is listed or admitted to trading on any stock exchange, the closing sale price on such date on the principal stock exchange on which the Common Stock is listed or admitted to trading. If no such closing sale price is quoted on any day, or if no sale takes place on such day, then the fair market value shall be the closing sale price for the Common Stock on the Nasdaq National Market System or such exchange on the next preceding day on which a sale occurred.

       The Purchase Price of shares purchased under the Purchase Plan shall be paid by means of accumulated payroll deductions on behalf of a participant during the Offering Period. For the purposes of the Purchase Plan, a participant's "Compensation" shall include all salaries and regular hourly wages, but shall not include bonuses, commissions, extra pay for extra hours worked outside the participant's regular work schedule, or other special payments, fees or allowances. Payroll deductions for a participant commence on the first payday following the Grant Date and continue thereafter until the last payday prior to the Purchase Date, unless the participant chooses to terminate his or her participation in the Purchase Plan. The Company shall establish and maintain a separate account for each participant. All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

       On each Purchase Date, the maximum number of whole shares which may be purchased with each participant's accumulated payroll deductions during such Offering Period will automatically be purchased for the participant at the applicable Purchase Price. A stock certificate or certificates representing the shares purchased for a participant may be issued to a contract administrator, or upon election by the participant, may be issued directly to the participant and delivered to him or her as promptly as practicable after each Purchase Date. Any cash remaining in the participant's account because such cash is insufficient to purchase a whole share will be carried forward to the next Offering Period. The maximum number of shares of Common Stock purchasable by each participant on any Purchase Date is 2,500 shares.

       Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account or any Company stock purchased under the Plan will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant).

      The Board of Directors may at any time may amend, suspend or terminate the Purchase Plan, except that the participants' rights to purchase Common Stock for any current "Offering Period" may not be adversely affected without the participants' consent. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would
(1) increase the aggregate number of shares authorized for sale under the Purchase Plan or (2) change the eligibility requirements for participation in the Purchase Plan. In the event of the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets, the Purchase Plan shall terminate, unless provision is made in writing in connection with such transaction providing for the assumption or substitution of the purchase rights under the Purchase Plan. Unless terminated earlier, the Purchase Plan shall terminate on February 28, 2006.

       The following table contains information concerning certain stock purchased under the Company's Purchase Plan during the fiscal year ended September 30, 1998:

                                                           WEIGHTED
                                                            AVERAGE
                                                          PURCHASE PRICE
  NAME AND POSITION                                        ($/SHARE)         NUMBER OF SHARES
  -----------------                                       -------------      ----------------
Attiazaz "Bob" Din.....................................     $   ---                 0
    Chairman of the Board and
    Chief Executive Officer

Susan Bailey...........................................     $   ---                 0
    President

Javed Latif............................................     $   ---                 0
    Chief Financial Officer and
    Executive Vice President

Kevin Schatzle..........................................    $   ---                 0
    Senior Vice President

Ellis Posner............................................    $   ---                 0
    Senior Vice President of Sales

All current executive officers as a group (8 persons)....   $   6.96              417

Non-executive director group (2 persons).................   $   ---                 0

Non-executive officer employee group (532 persons).......   $   7.80           62,576


------------
* As of September 21, 1999, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $10.125 per share.

FEDERAL INCOME TAX CONSEQUENCES

       The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

       The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition.

       If the shares are disposed of at least two years after the Offering Date and at least one year after the Purchase Date, or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) fifteen percent of the fair market value of the shares on the Offering Date will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain would be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the participant will have a long-term capital loss equal to the difference between the sale price and the Purchase Price. The ability of a participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

       If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the fair market value of the shares on such Purchase Date. As indicated above, the ability of the participant to utilize such a capital loss would depend upon the participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

       The ordinary income reported under the rules described above, added to the actual Purchase Price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares. The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

DISSENTER'S RIGHTS

       Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's increase of shares reserved for purchase pursuant to the Purchase Plan.

                                      By Order of the Board of Directors

                                      Naureen Din
                                      Secretary

El Segundo, California
September 24, 1999